Exhibit (j)(1)
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses,  “Reports to Shareholders,” “Independent Registered Public Accounting Firms,” and “Financial Statements” in the Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 65 to the Registration Statement (Form N-1A, No. 002-8566 ) of our reports dated February 10, 2012, on the financial statements and financial highlights of Neuberger Berman Balanced Portfolio, Neuberger Berman Growth Portfolio, Neuberger Berman Guardian Portfolio, Neuberger Berman International Portfolio, Neuberger Berman Large Cap Value Portfolio (formerly, Neuberger Berman Partners Portfolio), Neuberger Berman Mid-Cap Growth Portfolio, Neuberger Berman Mid Cap Intrinsic Value Portfolio, (formerly, Neuberger Berman Regency Portfolio), Neuberger Berman Short Duration Bond Portfolio, Neuberger Berman Small-Cap Growth, and Neuberger Berman Socially Responsive Portfolio (ten of the series constituting Neuberger Berman Advisers Management Trust) included in the December 31, 2011 Annual Report to Shareholders of Neuberger Berman Advisers Management Trust.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 26, 2012